UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C.  20549

                             SCHEDULE 13D

              Under the Securities Exchange Act of 1934
                          (Amendment No. 4)*

                 RESURGENS COMMUNICATIONS GROUP, INC.
                           (Name of Issuer)


                      Common Stock, No Par Value
                    (Title of Class of Securities)


                             761269 10 9
                            (CUSIP Number)

      Arnold L. Wadler, Esq., General Counsel, (201) 804-7100
    METROMEDIA COMMUNICATIONS CORPORATION, One Meadowlands Plaza
                  East Rutherford, New Jersey 07073
(Name, Address and Telephone Number of Person Authorized to Receive Notices and Communications)


                            March 26, 1993
       (Date of Event which Requires Filing of this Statement)



If the filing person has previously filed a statement on Schedule 13G to report the acquisition which is the subject of this Schedule 13D, and is filing this schedule because of Rule 13d-1(b)(3) or (4), check the following box [ ].

Check the following box if a fee is being paid with the statement [ ]. (A fee is not required only if the reporting person: (1) has a previous statement on file reporting beneficial ownership of more than five percent of the class of securities described in Item 1; and (2) has filed no amendment subsequent thereto reporting beneficial ownership of five percent or less of such class.) (See Rule 13d-7.)

Note: Six copies of this statement, including all exhibits, should be filed with the Commission. See Rule 13d-1(a) for other parties to whom copies are to be sent.

*The remainder of this cover page shall be filled out for a reporting person's initial filing on this form with respect to the subject class of securities, and for any subsequent amendment containing information which would alter disclosures provided in a prior cover page.

The information required on the remainder of this cover page shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934 ("Act") or otherwise subject to the liabilities of that section of the Act but shall be subject to all other provisions of the Act (however, see the Notes).

                               SCHEDULE 13D

CUSIP No.  761269 10 9


1
NAME OF REPORTING PERSON
S.S. OR I.R.S. IDENTIFICATION No. OF ABOVE PERSON
     Metromedia Communications Corporation


2
CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP* (a) [ ]
(b) [ ]


3
SEC USE ONLY



4
SOURCE OF FUNDS*
     WC, AF


5
CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO ITEMS 2(d) or 2(e) [ ]



6
CITIZENSHIP OR PLACE OF ORGANIZATION
     Delaware




NUMBER OF SHARES
BENEFICIALLY OWNED
BY EACH REPORTING
PERSON WITH

7
SOLE VOTING POWER 3,892,251 (includes (i) currently exercisable warrants (at $16.00) to purchase 1,250,000 shares of Common Stock; (ii) currently exercisable warrants (at $17.40) to purchase 1,250,000 shares of Common Stock; (iii) currently exercisable warrants (at $10.00) to acquire 12,941 shares of Common Stock and (iv) 1,379,310 shares of Common Stock issuable upon conversion of a currently exercisable Note.



8
SHARED VOTING POWER



9
SOLE DISPOSITIVE POWER 3,892,251 (includes (i) currently exercisable warrants (at $16.00) to purchase 1,250,000 shares of Common Stock;
(ii) currently exercisable warrants (at $17.40) to purchase 1,250,000 shares of Common Stock; and (iii) currently exercisable warrants (at $10.00) to acquire 12,941 shares of Common Stock; and (iv) 1,379,310 shares of Common Stock, issuable upon conversion of a currently exercisable Note.)



10
SHARED DISPOSITIVE POWER


11
AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON 3,891,251 (includes (i) currently exercisable warrants (at $16.00) to purchase 1,250,000 shares of Common Stock; (ii) currently exercisable warrants
(at $17.40) to purchase 1,250,000 shares of Common Stock; (iii) currently exercisable warrants (at $10.00) to acquire 12,941 shares of Common Stock and (iv) 1,379,310 shares of Common Stock issuable upon conversion of a currently exercisable Note.)


12
CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES* [ ]


13
PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)
     38%


14
TYPE OF REPORTING PERSON
     CO



                   *SEE INSTRUCTIONS BEFORE FILLING OUT!
        INCLUDE BOTH SIDES OF THE COVER PAGE, RESPONSES TO ITEMS1-7
   (INCLUDING    EXHIBITS)   OF   THE   SCHEDULE,   AND    THE    SIGNATURE
ATTESTATION.

                   AMENDMENT No. 4 TO SCHEDULE 13D


          THIS Amendment No. 4 supplements Schedule 13D
   ("Schedule 13D") filed on May 22, 1992, as amended by Amendment No. 1 dated October 28, 1992 thereto; as amended by Amendment No. 2 dated January 18, 1993 thereto; as amended by Amendment No. 3 dated February 26, 1993 thereto by Metromedia Communica-tions Corporation ("MCC"), in the following respects only (capitalized terms used herein shall have the meanings ascribed to such terms in the Schedule 13D):

   Item 4.  Purpose of Transaction.

          Item 4 is amended by adding thereto the following paragraph:

     On March 26, 1993, MCC, the Issuer and LDDS Communications,
        Inc. ("LDDS") entered into an amendment to the Merger Agreement (a copy of which is attached hereto as Exhibit Q), which provides that the previously issued Note and Warrants will be cancelled, retired and cease to exist by virtue of the merger without conversion or exercise thereof. The amendment provides further that Metromedia Company will receive, in exchange for its shares of common stock of MCC,
        (i) $150 million; (ii) warrants to purchase 1,250,100 shares of Class A Common Stock at $15.50 per share, which may be exercised at any time on or prior to May 12, 1995 and currently exercisable warrants to purchase 1,250,100 shares of Class A Common Stock at $17.90 per share, which may be exercised at any time prior to May 12, 1997; and
        (iii) 63.0611% of the equity of the combined company.


   Item 6. Contracts, Arrangements, Understandings or Relationships with Respect to the Securities of the Issuer.

          Item 6 is hereby amended by adding thereto the following paragraph:

     On March 26, 1993, MCC, the Issuer and LDDS Communications,
        Inc. ("LDDS") entered into an amendment to the Merger Agreement (a copy of which is attached hereto as Exhibit Q), which provides that the previously issued Note and Warrants will be cancelled, retired and cease to exist by virtue of the merger without conversion or exercise thereof. The amendment provides further that Metromedia Company will receive, in exchange for its shares of common stock of MCC,
        (i) $150 million; (ii) warrants to purchase 1,250,100 shares of Class A Common Stock at $15.50 per share, which may be exercised at any time on or prior to May 12, 1995 and currently exercisable warrants to purchase 1,250,100 shares of Class A Common Stock at $17.90 per share, which may be exercised at any time prior to May 12, 1997; and
        (iii) 63.0611% of the equity of the combined company.


   Item 7.  Material to be Filed as Exhibits.

          The following exhibits are annexed hereto:

          Exhibit Q  -   Amendment No. 1 to Merger Agreement

                         SIGNATURE


          After reasonable inquiry and to the best of my knowledge and belief, I hereby certify that the information set forth in this statement is true, complete and correct.


   Dated:  March 31, 1993

                         Metromedia Communications Corporation



                         By:/s/ Howard Finkelstein
                                -----------------------------
                                Howard Finkelstein, President